As filed with the Securities and Exchange Commission on February 6, 2009
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FARMERS CAPITAL BANK CORPORATION
(Exact name of registrant as specified in its charter)

Kentucky	61-1017851
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 309
202 W. Main St.
Frankfort, KY  40602
(502) 227-1668
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

G. Anthony Busseni, President and CEO
Farmers Capital Bank Corporation
P.O. Box 309
202 W. Main St.
Frankfort, KY 40602
(502) 227-1614
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
J. David Smith, Jr., Esq.
Stoll Keenon Ogden PLLC
300 West Vine Street, Suite 2100
Lexington, Kentucky 40507
(859) 231-3000

Approximate date of commencement of proposed sale to the public:  from time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [   ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [   ]

________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated Filer [X]

Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee(1)
Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value	30,000		$1,000	(1)	$30,000,000	(1)	$1,179
Warrant to Purchase Common Stock, par value $0.125 per share, and underlying shares of Common Stock	223,992	(2)	$20.09	(3)	$4,499,999	(3)	$177
Total					$34,499,999		$1,356

(1)
Calculated in accordance with Rule 457(a) and includes such additional number of shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends or similar transactions, which additional shares are registered hereunder pursuant to Rule 416.

(2)
In addition, there are being registered hereunder (a) a Warrant for the purchase of 223,992 shares of common stock with an initial per share exercise price of $20.09 per share, (b) the 223,992 shares of common stock issuable upon exercise of such Warrant and (c) such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such Warrant, which shares of common stock are registered hereunder pursuant to Rule 416.

(3)	Calculated in accordance with Rule 457(i) with respect to the per share exercise price of the Warrant of $20.09.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

We will amend and complete the information in this prospectus. The selling securityholders may not sell any of these securities or accept your offer to buy any of them until the documentation filed with the Securities and Exchange Commission relating to these securities has been declared “effective” by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and the selling securityholders are not soliciting your offer to buy these securities in any State or other jurisdiction where that would not be permitted or legal.

Subject to Completion, dated February 6, 2009
PROSPECTUS
FARMERS CAPITAL BANK CORPORATION

Fixed Rate Cumulative Perpetual Preferred Stock, Series A
Warrant to Purchase 223,992 Shares of Common Stock
223,992 Shares of Common Stock

This prospectus relates to the potential resale from time to time by selling securityholders of some or all of the shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), a warrant to purchase 223,992 shares of our common stock (the “Warrant”), and any shares of our common stock issuable from time to time upon exercise of the Warrant.  In this prospectus, we refer to the shares of Series A Preferred Stock, the Warrant and the shares of common stock issuable upon exercise of the Warrant, collectively, as the “securities.”  We issued the Series A Preferred Stock and the Warrant pursuant to the Letter Agreement dated January 9, 2009, and the related Securities Purchase Agreement — Standard Terms, between us and the United States Department of the Treasury (the “Treasury”), in a transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”).

The Treasury and its successors, including transferees, which we collectively refer to as the “selling securityholders,” may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices.  If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.

We will not receive any proceeds from the sale of the securities by the selling securityholders.

Neither the Series A Preferred Stock nor the Warrant is listed on an exchange. Unless requested by the Treasury, we do not intend to list the Series A Preferred Stock on any exchange. We do not intend to list the Warrant on any exchange.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “FFKT.”  On February 3, 2009, the closing price of our common stock on the NASDAQ Global Select Market was $20.79 per share.  You are urged to obtain current market quotations of our common stock.

Our principal executive offices are located at P.O. Box 309, 202 W. Main St., Frankfort, KY 40602 and our telephone number is (502) 227-1668.  Our Internet address is http://www.farmerscapital.com.
__________________

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

These securities are unsecured and are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. These securities involve investment risks, including possible loss of principal.
_______________________

The date of this prospectus is _______________ __, 2009

Table of Contents

Page #

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf process, the selling securityholders may, from time to time, sell in one or more offerings, the securities described in this prospectus.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders.  The prospectus supplement may add, update or change information in this prospectus.  If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. We urge you to read both this prospectus and, if applicable, any prospectus supplement together with additional information described under the headings “Available Information” and “Incorporation of Certain Documents by Reference” on page 2 in this prospectus.

As used in this prospectus, “Farmers Capital,” “the Company,” “we,” “us,” and “ours” refer to Farmers Capital Bank Corporation and its subsidiaries.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents.  Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents creates any implication, under any circumstances, that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

Risk Factors

Investing in our securities involves risk.  In addition to the risk factor below please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, along with any risk factor disclosure contained in our subsequent periodic reports, which are incorporated by reference into this prospectus, as updated by our future filings with the SEC.  If we file a prospectus supplement it may also contain a discussion of additional risks.  Before you invest in our securities, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus.  Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.  Additionally, risks that we currently deem immaterial or that are presently unknown to us may also impair our business, financial condition, results of operations and the value of our securities.

Because of our participation in the United States Department of the Treasury Capital Purchase Program, we are subject to several restrictions including restrictions on our ability to declare or pay dividends and repurchase our stock.

On January 9, 2009, we sold directly to the Treasury for aggregate consideration of $30 million (1) 30,000 shares of our Series A Preferred Stock and (2) a Warrant to purchase 223,992 shares of our common stock.  We issued these securities pursuant to a letter agreement dated January 9, 2009 and the Securities Purchase Agreement – Standard Terms attached thereto between us and the Treasury (collectively, the “Purchase Agreement”).  Pursuant to the terms of the Purchase Agreement, our ability to declare or pay dividends on any of our stock is limited.  Specifically, we are unable to declare dividend payments on shares of our common or junior preferred stock if we are in arrears on the dividends on the Series A Preferred Stock.  Similarly, dividends on preferred stock that has the same liquidation and distribution preference as the Series A Preferred Stock may only receive dividends pro rata with the Series A Preferred Stock during any period in which dividends on the Series A Preferred Stock are in arrears.  Further, until January 9, 2012, we must have the Treasury’s approval before we may increase dividends on our common stock above the amount of the last quarterly cash dividend per share we declared prior to October 14, 2008, which was $0.33 per share.  This restriction no longer applies if all the Series A Preferred Stock has been redeemed by us or transferred by the Treasury.

In addition, our ability to repurchase our shares is restricted.  Until January 9, 2012, we generally must have the Treasury’s approval before we may repurchase any of our shares of common stock, unless all of the Series A Preferred Stock has been redeemed by us or transferred by the Treasury.

Available Information

We file annual, quarterly and current reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC.  You may read and copy any of these filed documents at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC, 20549.  Please call the SEC at 1-800-SEC-0330 for further information.  Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

Our Internet address is www.farmerscapital.com.  We make available through our website, free of charge, our periodic and current reports, proxy and information statements and other information we file with the SEC and amendments thereto as soon as reasonably practicable after we file such material with, or furnish such material to, the SEC, as applicable.  Unless specifically incorporated by reference, the information on our website is not part of this prospectus.

This prospectus is part of a Registration Statement and does not contain all of the information included in the Registration Statement.  Whenever a reference is made in this prospectus or any prospectus supplement to any contract or other document of ours, you should refer to the exhibits that are a part of the Registration Statement for a copy of the referenced contract or document.  Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents.  This means that we can disclose important information to you by referring you to other documents filed separately with the SEC.  The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus.

Incorporation of Certain Documents by Reference

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering covered by this prospectus:

•	Our Annual Report on Form 10-K (File No. 000-144412)
Year Ended	Filing Date
December 31, 2007	March 13, 2007

•	Our Quarterly Reports on Form 10-Q (File No. 000-144412)
Quarter Ended	Filing Date
March 31, 2008	May 8, 2008
June 30, 2008	August 8, 2008
September 30, 2008	November 7, 2008

•	Our Current Reports on Form 8-K (File No. 000-144412)
Filing Dates:
January 22, 2008, January 29, 2008, April 23, 2008, April 29, 2008 (2 reports), May 29, 2008,
July 23, 2008, August 4, 2008, September 10, 2008, October 22, 2008, October 28, 2008,
November 3, 2008, December 16, 2008, January 12, 2009, January 13, 2009, January 21, 2009
and January 27, 2009.

•
Portions of DEFN 14A (our definitive Proxy Statement for our Annual Meeting of Shareholders held on May 13, 2008) that are incorporated by reference into Items 11, 12, 13 and 14 of our Annual Report on Form 10-K for year ended December 31, 2007.

•
Description of our common stock contained in our registration statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

We also incorporate by reference additional documents that we will file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering (other than information in such additional documents that is deemed, under SEC rules, to have been furnished and not to have been filed). These additional documents will be deemed to be incorporated by reference, and to be a part of, this prospectus from the date of their filing. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed, Current Reports on Form 8-K.  To the extent any information incorporated by reference from later filed documents is inconsistent with information that is included in this prospectus, any applicable prospectus supplement or incorporated by reference from earlier documents, then the later information shall supersede the earlier information to the extent they are inconsistent.

On the written or oral request of each person, including any beneficial owner, to whom a copy of this prospectus is delivered, we will provide, without charge, a copy of any or all of the documents incorporated by reference in this prospectus or in any related prospectus supplement, except exhibits to those documents, unless the exhibits are specifically incorporated by reference.

Written requests for copies should be directed to P.O. Box 309, 202 W. Main St., Frankfort, KY 40602, Attention:  C. Douglas Carpenter.  Telephone requests for copies should be directed to (502) 227-1668.

You should rely only upon the information provided in this document, or incorporated in this document by reference.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this document, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover or the date given in the applicable document.

Forward-Looking Statements

This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “endeavor,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “potential,” “predict,” “pro-forma,” “project,” “seek,” “should,” “will” and other similar words and expressions of future intent.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results and performance to differ from those expressed in our forward-looking statements include, but are not limited to:

•	our ability to manage effectively interest rate risk and other market, credit and operational risk,

•	the quality and composition of our loan and investment portfolios,

•	our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business,

•	new legislation and regulations and changes in existing legislation and regulations,

•
possible changes in general economic and business conditions in the United States in general, and in the Kentucky communities we serve in particular, may lead to a deterioration in asset and credit quality,

•	monetary and fiscal policies of the United States Government, and

•	the cost and other effects of material contingencies, including litigation contingencies.

We do not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.  For further information on other factors that could affect us is included in the SEC filings incorporated by reference in this prospectus. See also “Risk Factors” contained herein and therein.

About Farmers Capital Bank Corporation

Farmers Capital Bank Corporation is a Kentucky corporation and a registered financial holding company headquartered in Frankfort, Kentucky.  Our operating subsidiaries provide a wide range of banking and bank-related services to customers throughout Central and Northern Kentucky.  The bank subsidiaries owned by Farmers Capital include Farmers Bank & Capital Trust Co. (Frankfort, Kentucky), United Bank & Trust Co. (Versailles, Kentucky), Citizens Bank of Northern Kentucky, Inc. (Newport, Kentucky), LNB (Lawrenceburg, Kentucky), and First Citizens Bank (Elizabethtown, Kentucky).  We also own FCB Services, Inc., a nonbank data processing subsidiary located in Frankfort, Kentucky, which provides services primarily to our bank subsidiaries, Kentucky General Life Insurance Company, Inc., an insurance agency subsidiary located in Frankfort, Kentucky, and Kentucky General Holdings, LLC, in Frankfort, Kentucky.  Kentucky General holds a 50% voting interest in KHL Holdings, LLC, which owns the Kentucky Home Life Insurance Company.  Further, we own EKT Properties, Inc., which is involved in real estate management and liquidation for certain properties repossessed by our subsidiary banks.

Use of Proceeds

We will not receive any proceeds from any sale of the securities by the selling securityholders.

Ratio of Earnings to Combined Fixed Charges

Our consolidated ratios of earnings to fixed charges for each of the periods indicated is as follow:

Nine Months Ended September 30,	Year Ended December 31,
	2008	2007	2006	2005	2004	2003
Ratio of Earnings to Fixed Charges:
Excluding Interest on Deposits	1.2x	2.8x	2.9x	4.4x	5.7x	5.9x
Including Interest on Deposits	1.1x	1.4x	1.4x	1.7x	2.0x	1.9x

As of the date of this prospectus, we had 30,000 shares of preferred stock outstanding that we issued on January 9, 2009.  We were not required to pay any dividends on the preferred stock for the periods indicated in the above table.  For the purpose of computing the ratios of earnings to fixed charges, earnings consist of consolidated income from continuing operations before income tax expense and fixed charges. Fixed charges include the estimated interest portion of rents.

Description of Series A Preferred Stock

The following is a brief description of the terms of our Series A Preferred Stock.  This summary does not purport to be complete in all respects.  This description is subject to and is qualified in its entirety by reference to the Articles of Amendment to our Second Amended and Restated Articles of Incorporation with respect to the Series A Preferred Stock, a copy of which we filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K filed on January 13, 2009, which is incorporated herein by reference and is also available upon request from us.

General.

Under our articles of incorporation, as amended, we have authority to issue up to 1,000,000 shares of preferred stock, no par value.  Of such number of shares of preferred stock authorized, 30,000 shares have been designated as Series A Preferred Stock, all of which shares of Series A Preferred Stock were issued on January 9, 2009 to the Treasury in a transaction exempt from the registration requirements of the Securities Act. No other shares of preferred stock are issued and outstanding as of the date hereof.

Dividends Payable on Series A Preferred Stock.

Holders of Series A Preferred Stock are entitled to receive if, as and when declared by our board of directors, out of legally available funds, cumulative cash dividends at a rate per annum of 5% on a liquidation preference of $1,000 per share of Series A Preferred Stock with respect to each dividend period from January 9, 2009 to, but excluding, February 15, 2014.  From and after February 15, 2014, holders of Series A Preferred Stock are entitled to receive cumulative cash dividends at a rate per annum of 9% on a liquidation preference of $1,000 per share of Series A Preferred Stock with respect to each dividend period thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15 (each a “dividend payment date”), starting with February 15, 2009.  On January 27, 2009, our board of directors declared the full dividend due on the Series A Preferred Stock for the period from January 9, 2009 through February 14, 2009 payable on February 15, 2009.  If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date.  Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends payable with respect to our Series A Preferred Stock are payable to holders of record on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as our board of directors or any duly authorized board committee determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to Series A Preferred Stock, we are required to provide written notice to the holders of Series A Preferred Stock prior to the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve Board (“FRB”) is authorized to determine, under certain circumstances relating to the financial condition of a financial holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment of that dividend.

Priority of Dividends.

With respect to the payment of dividends and the amounts to be paid upon liquidation, Series A Preferred Stock will rank:

•	senior to our common stock and all other equity securities ranking junior to Series A Preferred Stock as to dividends and/or rights on liquidation, dissolution or winding up of the Company, and

•
at least equally with all other equity securities designated as ranking on a parity with Series A Preferred Stock (“parity stock”), with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding up of the Company.

So long as any shares of Series A Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever may be paid or declared on our common stock or other junior stock, other than a dividend payable solely in common stock.

Further, without the Treasury’s approval or unless all of the Series A Preferred Stock has been redeemed or transferred by the Treasury, until January 9, 2012, we are not permitted to increase dividends on our common stock above the amount of the last quarterly cash dividend per share we declared prior to October 14, 2008, which was $0.33 per share.

On any dividend payment date on Series A Preferred Stock and any other parity stock for which full dividends are not paid or declared and funds set aside for payment, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date falling within the dividend period and related to the dividend payment date for Series A Preferred Stock), must be declared ratably among the holders of any such shares of Series A Preferred Stock and other parity stock who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends payable on such dividend payment date.

Subject to the foregoing restrictions, our board of directors may declare and pay dividends (payable in cash, stock or otherwise) on our common stock and any other stock ranking equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment.  The Series A Preferred Stock will not be entitled to participate in any such dividend.

In addition, we may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock or parity stock unless we have paid in full all accrued dividends on Series A Preferred Stock for all prior dividend periods, other than:

•	redemptions, purchases or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business,

•
purchases or other acquisitions by any broker-dealer subsidiaries of the Company solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business,

•	purchases or other acquisitions by any broker-dealer subsidiaries of the Company for resale pursuant to an offering by us of our stock that is underwritten by the related broker-dealer subsidiary,

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan,

•	acquisition by us or our subsidiaries of record ownership of junior stock or parity stock for the beneficial ownership of any other person (other than us), including as trustees or custodians, and

•
the exchange or conversion of (a) junior stock for or into other junior stock or (b) parity stock for or into other parity stock or junior stock, but only to the extent that (x) the acquisition is required pursuant to binding contractual agreements entered into before January 9, 2009 or (y) any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

Redemption.

The Series A Preferred Stock may not be redeemed prior to February 15, 2012 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $7,500,000.  In such a case, we may redeem the Series A Preferred Stock, subject to the approval of the FRB, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from qualified equity offerings. A “qualified equity offering” means the Company’s sale and issuance for cash, to persons other than the Company or our subsidiaries after January 9, 2009, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as tier 1 capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the FRB.  Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008.

After February 15, 2012, the Series A Preferred Stock may be redeemed at any time, subject to the approval of the FRB, in whole or in part, subject to notice as described below.

In any redemption, the redemption price will be an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date fixed for redemption.

The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock.

In case of any redemption of less than all of the shares of Series A Preferred Stock, the shares to be redeemed will be selected either pro rata or in such other manner as our board of directors may determine to be fair and equitable.

We will mail notice of any redemption of Series A Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series A Preferred Stock to be redeemed at their respective last addresses appearing on our books.  This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series A Preferred Stock designated for redemption will not affect the redemption of any other Series A Preferred Stock.  Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of Series A Preferred Stock are to be redeemed, and the number of shares of Series A Preferred Stock to be redeemed (and, if less than all shares of Series A Preferred Stock held by the applicable holder, the number of shares to be redeemed from the holder).

Shares of Series A Preferred Stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of our preferred stock.  Such shares may be reissued as another series of preferred stock, but may not be reissued as Series A Preferred Stock.

Liquidation Rights.

In the event that we dissolve or wind up our affairs, holders of Series A Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment.  Holders of Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares of our stock ranking, as to that distribution, junior to the Series A Preferred Stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series A Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders.  If the total liquidation amount per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into, any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights.

Except as indicated below or otherwise required by law, the holders of Series A Preferred Stock will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends.  If the dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting the Company’s board of directors will be automatically increased by two.  Holders of Series A Preferred Stock, together with the holders of any outstanding parity stock with like voting rights (the “Voting Parity Stock”), voting as a single class, will be entitled to elect the two additional members of the Company’s board of directors (the “Preferred Stock Directors”), at the next annual meeting (or at a special meeting called for the purpose of electing the Preferred Stock Directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full.  The election of any Preferred Stock Director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the NASDAQ Stock Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series A Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors, as described above, the Preferred Stock Directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of the Company will be reduced by the number of Preferred Stock Directors that the holders of Series A Preferred Stock and Voting Parity Stock had been entitled to elect.  The holders of a majority of shares of Series A Preferred Stock and Voting Parity Stock, voting as a class, may remove any Preferred Stock Director, with or without cause, and the holders of a majority of the shares of Series A Preferred Stock and Voting Parity Stock, voting as a class, may fill any vacancy created by the removal of a Preferred Stock Director.  If the office of a Preferred Stock Director becomes vacant for any other reason, the remaining Preferred Stock Director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights.  So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our articles of incorporation, the vote or consent of the holders of at least 66-2/3% of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•
any amendment or alteration of our articles of incorporation or the articles of amendment that created the Series A Preferred Stock, to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends and/or distribution of assets on our liquidation, dissolution or winding up,

•
any amendment, alteration or repeal of any provision of our articles of incorporation or the articles of amendment that created the Series A Preferred Stock, so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, or

•
any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of the Company with another entity, unless the shares of Series A Preferred Stock remain outstanding following any such transaction or, if the Company is not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series A Preferred Stock or preference securities that have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole.

The creation and issuance, or increase in the authorized or issued amount of any other series of preferred stock ranking equally with and/or junior to the Series A Preferred Stock will not be deemed to adversely affect the rights, preferences, privileges or voting powers of, and shall not require the vote or consent of, the holders of the Series A Preferred Stock.

Holders of the Series A Preferred Stock are entitled to one vote for each share on any matter on which such holders are entitled to vote.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect the redemption.

Description of Warrant to Purchase Common Stock

The following is a brief description of the terms of the Warrant.  This summary does not purport to be complete in all respects. This description is subject to is and qualified in its entirety by reference to the Warrant, copies of which have been filed with the SEC as Exhibit 4.2 to our Current Report on Form 8-K filed on January 13, 2009 and are also available upon request from us.

Shares of Common Stock Subject to the Warrant.

The Warrant is initially exercisable for 223,992 shares of our common stock. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $30,000,000, which is equal to 100% of the aggregate liquidation preference of the Series A Preferred Stock, the number of shares of common stock underlying the Warrant then held by the Treasury will be reduced by 50% to 111,996 shares. The number of shares subject to the Warrant are subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Exercise of the Warrant.

The initial exercise price applicable to the Warrant is $20.09 per share of common stock for which the Warrant may be exercised. The Warrant may be exercised at any time on or before January 9, 2019 by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant and the payment of the exercise price for the shares of common stock for which the Warrant is being exercised. The exercise price may be paid either by the withholding by the Company of such number of shares of common stock issuable upon exercise of the Warrant equal to the value of the aggregate exercise price of the Warrant determined by reference to the market price of our common stock on the trading day on which the Warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the Warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

The Warrant may be partially exercised.  The holder of the Warrant is entitled to receive, within three business days of partial exercise, a new substantially identical Warrant for the unexercised shares.

Upon exercise of the Warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the Warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the Warrant (less the pro-rated exercise price of the Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the Warrant. We will at all times reserve the aggregate number of shares of our common stock for which the Warrant may be exercised.

Rights as a Shareholder.

The warrantholder shall have no rights or privileges that the holders of our common stock have, including any voting rights, until the Warrant has been exercised, and then only with respect to shares of common stock issued in connection with such exercise.

Transferability.

The Treasury may not transfer a portion of the Warrant with respect to more than 111,996 shares of common stock until the earlier of the date on which the Company has received aggregate gross proceeds from a qualified equity offering of at least $30,000,000 and December 31, 2009. The Warrant, and all rights under the Warrant, are otherwise transferable.

Adjustments to the Warrant.

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the Warrant may be exercised and the exercise price applicable to the Warrant will be proportionately adjusted in the event we pay stock dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. Until the earlier of January 9, 2012 and the date the Treasury no longer holds the Warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets,

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors,

•
in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions), and

•	in connection with the exercise of preemptive rights on terms existing as of January 9, 2012.

Other Distributions.  If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the Warrant will be adjusted to reflect such distribution.

Certain Repurchases.  If we effect a pro rata repurchase of common stock both the number of shares issuable upon exercise of the Warrant and the exercise price will be adjusted.

Business Combinations.  In the event of a merger, consolidation or similar transaction involving the Company and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the Warrant will be converted into the right to exercise the Warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation or similar transaction.

Description of Common Stock

           The following is a brief description of our common stock that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our articles of incorporation, as amended, a copy of which has been filed with the SEC and is also available upon request from us.

We have 9,608,000 shares of authorized common stock, $0.125 par value per share.  As of February 6, 2009, 7,357,362 shares of our common stock were issued and outstanding, plus an additional 372,376 shares of our common stock were reserved for issuance under existing stock options held by employees, our employee stock purchase plan and the Warrant we issued to the Treasury on January 9, 2009.

Voting Rights.

Subject to the rights of any series of preferred stock outstanding or that we may issue, our common stock has the exclusive right to vote in the election of directors and on all other matters in which shareholders are generally entitled to vote. The common stock is entitled to one vote per share on matters that holders of our common stock are entitled to vote.

Except with respect to certain special matters that are required by statute to be submitted to shareholders for a greater number of affirmative votes as identified below, any act of our shareholders requires that more votes be cast for than against the matter at a meeting at which a quorum is present.  Subject to special votes required below in specific instances, the affirmative vote of a majority of all the outstanding shares entitled to vote is required to approve actions specified by statute such as mergers, share exchanges, certain sales of assets, and amendments of the articles of incorporation, among other things.

Our directors are elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Holders of our voting common stock are entitled to cast, in person or by proxy, one vote per share for each director to be elected and for other matters submitted to the shareholders for a vote.

Dividend Rights.

Holders of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for the payment of dividends.  The Kentucky Business Corporation Act prohibits the board of directors from declaring a dividend if as a result of such dividend:

•	we would not be able to pay our debts as they become due in the usual course of business, or
•
our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Liquidation and Dissolution.

In the event of the liquidation, dissolution and winding up of the Company, the holders of our common stock are entitled to receive ratably all of the assets of the Company available for distribution after satisfaction of all liabilities of the Company, subject to the rights of the holders of any shares of the Company’s preferred stock that may be issued and outstanding from time to time.

Other Rights.

Holders of our common stock have no preemptive rights.  There are no conversion rights or redemption or sinking fund provisions applicable to shares of our common stock.

No Shareholder Liability.

No holder of our common stock will be personally liable for our debts.

Transfer Agent.

American Stock Transfer & Trust Company is the registrar and transfer agent for our common stock.

Material Provisions of Our Articles of Incorporation,
Bylaws and Kentucky Law

Anti-takeover Provisions.

Our articles of incorporation and bylaws contain provisions designed to assure continuity of management and to discourage sudden changes in control of our board of directors by a party seeking control of the Company.

Omission of Cumulative Voting.  The omission of cumulative voting from our articles of incorporation may be considered anti-takeover in nature.  Cumulative voting entitles each shareholder to as many votes as equal the number of shares owned by him or her multiplied by the number of directors to be elected.  A shareholder may cast all these votes for one candidate or distribute them among any two or more candidates.  Cumulative voting is optional under the Kentucky Business Corporation Act and, by their omission from our articles of incorporation, we have not elected to permit cumulative voting.

Classification of Board of Directors.  Our articles of incorporation provide for the division of our board of directors into three classes, as nearly equal as possible.  Each class of directors is elected for a term of three years.  As a result, only one class of directors is elected at each annual meeting of the shareholders.  Any vacancy on the board may be filled by a majority vote of the remaining directors.  Directors elected in this manner to fill a vacancy will serve the unexpired portion of the vacated term.

This classification provision extends the time required to change control of the board and tends to discourage any unauthorized takeover bids for the Company.  Under this classification provision, it may require at least two annual meetings for even a majority of the shareholders to make a change in control of our board.

Special Approval Requirements for Certain Business Combinations. Our articles of incorporation require a vote of eighty percent (80%) or more of the shares of our common stock to change the number of directors, approve a business combination, or remove a director without cause.  A “business combination” includes any of the following involving us or any of our subsidiaries:

•	a merger or consolidation with a related person,
•	the sale, lease, exchange, transfer or other disposition of all or a substantial part of our or a subsidiary’s assets to a related person,
•	the sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of a related person to us or any subsidiary,
•	the issuance of securities to a related person,
•	a recapitalization that would increase the voting power of a related person, or
•	our dissolution or liquidation when we have a related person.

A “related person” is one who either owns ten percent (10%) or more of our capital stock or controls, is controlled by, or is under common control of a person who controls ten percent (10%) or more of our capital stock.

However, a vote of eighty percent (80%) is not required for the approval of a change in the number of directors or a business combination if such transaction is approved by a majority of “continuing directors”.  “Continuing directors” means each Farmers Capital director that:

•	is a director at the time the board votes with respect to the business combination, and
•	meets one of the following criteria:
-	was a director on March 1, 1986,
-	was a director immediately before any 10% or greater shareholder involved in the business combination became a 10% shareholder, or
-	is designated a continuing director by a majority of the then continuing directors within 90 days after he or she is first elected to the board.

As a Kentucky corporation, we are or could be subject to certain restrictions on business combinations under Kentucky law, including, but not limited to, combinations with interested shareholders.

The requirement of a supermajority vote of shareholders to approve certain business transactions may discourage a change in control of Farmers Capital by allowing a minority of our shareholders to prevent a transaction favored by the majority of our shareholders.  The primary purpose of the supermajority vote requirement is to encourage negotiations with our existing management by groups or corporations interested in acquiring control of Farmers Capital and to reduce the danger of a forced merger or sale of assets.

Vote Required to Amend Certain Provisions.  The Kentucky Business Corporation Act provides that a corporation’s charter may be amended by the directors in certain limited circumstances or by the shareholders by a majority of votes entitled to be cast on an amendment, subject to any condition the board of directors may place on its submission of the amendment to the shareholders.  In addition, if we have a related person at the time of an amendment and our continuing directors do not approve the amendment, our articles of incorporation require a vote of eighty percent (80%) or more of the shares of common stock to amend, alter or repeal the provisions of the articles of incorporation governing our authorized shares of common stock, number of directors, certain business combinations (i.e., a merger or consolidation, a sale or lease of all or a substantial part of our assets, or a dissolution or liquidation), or the removal of directors.  Additionally, amendments to the provisions of our articles of incorporation limiting director liability require approval of eighty percent (80%) or more of the shares of our common stock.

Our board of directors may adopt, amend or repeal our bylaws by a majority vote of the entire board of directors.  The bylaws may also be amended or repealed by our shareholders.

In addition, our articles of incorporation authorize the issuance of up to 1,000,000 shares of preferred stock.  The rights and preferences for any series of preferred stock may be set by our board of directors, in its sole discretion and without shareholder approval, and the rights and preferences of any such preferred stock may be superior to those of the common stock and thus may adversely affect the rights of holders of the common stock.

The overall effect of the articles of incorporation and bylaw provisions described above may be to deter a future tender offer or other takeover attempt that some shareholders might view to be in their best interests as the offer might include a premium over the market price of our capital stock at that time.  In addition, these provisions may have the effect of assisting our current management in retaining its position and place it in a better position to resist changes which some shareholders may want to make if dissatisfied with the conduct of our business.

Removal of Directors.

Under our articles of incorporation, a director may be removed without cause, but only on the affirmative vote of the holders of at least 80% of the outstanding shares of common stock then entitled to vote on the election of directors.

Director Liability and Limitations on Director Liability.

A director’s liability to us or our shareholders is limited to the greatest extent permitted by law.  No director is personally liable to us or our shareholders for monetary damages for a breach of his or her duties as a director except for liability:

•	for any transaction in which the director’s personal financial interest is in conflict with the financial interest of the Company or its shareholders;

•	acts or omissions not taken in good faith or which involve intentional misconduct or a knowing violation of the law;

•	actions creating personal liability for unlawful distributions as set forth in Section 271B.8-330 of the Kentucky Business Corporation Act; or

•	transactions from which the director derived an improper personal benefit.

Shareholders may still seek equitable relief, such as injunction, against an action of a director that is inappropriate.

Section 271B.8-300 of the Kentucky Business Corporation Act provides that a director of a Kentucky corporation must discharge his duties as a director in good faith, on an informed basis, and in a manner he honestly believes to be in the best interests of the corporation. To discharge his duties on an informed basis, a director must make inquiry into the business and affairs of the corporation, or into a particular action to be taken or decision to be made, with the care an ordinary prudent person in a like position would exercise under similar circumstances.  In addition to the limitations on director liability for monetary damages explained above, any action taken as a director, or any failure to take any action as a director, will not be the basis for monetary damages or injunctive relief unless:

•	the director has breached or failed to perform his duties as a director in good faith, on an informed basis and in a manner he honestly believes to be in the best interests of the corporation, and

•
in the case of an action for monetary damages, the breach or failure to perform constitutes willful misconduct or wanton or reckless disregard for the best interests of the corporation and its shareholders.

A person bringing an action for monetary damages for breach of duty has the burden of proving by clear and convincing evidence the above provisions, and the burden of proving that the breach or failure to perform was the legal cause of the damages suffered by the corporation.

Indemnification

Indemnification of corporate directors and officers is governed by Sections 271B.8-500 through 271B.8-580 of the Kentucky Business Corporation Act.  Under that Act, we may indemnify a person against judgments, fines, amounts paid in settlement and reasonable expenses (included attorneys’ fees) actually and necessarily incurred by him or her in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by us or in our right), if:

•	he or she is or was our director or officer or is or was serving at our request as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign,

•	if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interest of the corporation, and

•	in criminal actions or proceedings only, such director or officer had no reasonable cause to believe that his or her conduct was unlawful.

Generally, our bylaws require us to indemnify our directors and officers to the extent permitted by Kentucky law.

As permitted by Kentucky law, we maintain liability insurance on behalf of the directors and officers for claims asserted against them or incurred by them in their capacity or arising out of their status as director or officer.

Plan of Distribution

The selling securityholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities.  These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions, by one or more of the following methods:

•
on any national securities exchange or quotation service on which the Series A Preferred Stock or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Global Select Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the Warrant in the course of hedging the positions they assume. The selling securityholders may also sell short the common stock issuable upon exercise of the Warrant and deliver common stock to close out short positions, or loan or pledge the Series A Preferred Stock or the common stock issuable upon exercise of the Warrant to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NASDAQ Global Select Market pursuant to Rule 153 under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Neither the Series A Preferred Stock nor the Warrant is listed on an exchange. Unless requested by the Treasury, we do not intend to list the Series A Preferred Stock on any exchange. We do not intend to list the Warrant on any exchange. No assurance can be given as to the liquidity of the trading market, if any, for the Series A Preferred Stock.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

Selling Securityholders

On January 9, 2009, we issued the securities covered by this prospectus to the United States Department of the Treasury, which is the Treasury under this prospectus, in a transaction exempt from the registration requirements of the Securities Act.  The Treasury, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:

•	30,000 shares of Series A Preferred Stock, representing beneficial ownership of 100% of the shares of Series A Preferred Stock outstanding on the date of this prospectus;

•	a Warrant to purchase 223,992 shares of our common stock, representing beneficial ownership of approximately 3.04% of our outstanding common stock as of February 6, 2009; and

•
223,992 shares of our common stock issuable upon exercise of the Warrant, which shares, if issued, would represent ownership of approximately 3.04% of our outstanding common stock as of February 6, 2009.

For purposes of this prospectus, we have assumed that, after completion of the offering covered by this prospectus, none of the securities covered by this prospectus will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the Treasury has sole voting and investment power with respect to the securities.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition of the securities, the Treasury has not had a material relationship with us.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

Legal Matters

The validity of the Series A Preferred Stock, the Warrant and the common stock offered hereby will be passed upon for us by Stoll Keenon Ogden PLLC, Lexington, Kentucky.

Experts

Crowe Horwath LLP (formerly known as Crowe Chizek and Company LLC), independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this registration statement.  Our consolidated financial statements are incorporated by reference in reliance on Crowe Horwath LLP’s report, given on their authority as experts in accounting and auditing.

EXHIBIT INDEX

Exhibit No.	Exhibit
3.1
Second Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3i to Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, File No. 000-14412)

3.2
Articles of Amendment to Second Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed by the Registrant on January 13, 2009, File No. 000-14412)

3.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3(ii) to Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 000-14412)
3.4	Amendments to Bylaws of the Registrant (incorporated by reference to Exhibit 3iia to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, File No. 000-14412)
4.1
Form of Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed by the Registrant on January 13, 2009, File No. 000-14412)

4.2	Warrant for Purchase of Common Stock (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed by the Registrant on January 13, 2009, File No. 000-14412)
4.3
Letter Agreement, dated January 9, 2009, between Farmers Capital Bank Corporation and the United States Department of the Treasury, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant, and Securities Purchase Agreement – Standard Terms attached thereto as Exhibit A (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed by the Registrant on January 13, 2009, File No. 000-14412)

5.1	Opinion of Stoll Keenon Ogden PLLC
12.1	Computation of Ratio of Earnings to Combined Fixed Charges
23.1	Consent of Crowe Horwath LLP
24.1	Power of Attorney with respect to directors of the registrant (including on the signature page of this registration statement)

PART II

Information Not Required In Prospectus

 Item 14. Other Expenses of Issuance and Distribution.

The estimated fees and expenses (other than underwriting discounts and commissions) payable by us in connection with the offerings described in this registration statement are set forth below. All fees and expenses (except SEC registration fee) are estimates.

SEC registration fee	$1,356
Printing costs*	1,000
Legal fees and expenses*	12,500
Accounting fees and expenses*	8,500
Miscellaneous*	1,000
Total	$24,356

*   Does not include fees and expenses of preparing prospectus supplements and relating to specific offerings by selling securityholders.

Item 15. Indemnification of Directors and Officers.

Indemnification of corporate directors and officers is governed by Sections 271B.8-500 through 271B.8-580 of the Kentucky Business Corporation Act (the “Kentucky Act”). Under the Kentucky Act, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (included attorneys’ fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful.  A Kentucky corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred as a result of such suit if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interests of the corporation.  A Kentucky corporation may purchase and maintain liability insurance on behalf of the directors and officers for claims asserted against them or incurred by them in their capacity or arising out of their status as director or officer.

Generally, the registrant’s bylaws require the registrant indemnify its directors and officers to the extent permitted by Kentucky law.

Item 16. Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 (§239.13 of this chapter) or Form F–3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S–1 (§239.11 of this chapter) or Form S–3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20–F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F–3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F–3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Farmers Capital Bank Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frankfort, Commonwealth of Kentucky, on February 6, 2009.

FARMERS CAPITAL BANK CORPORATION
By: /s/ G. Anthony Busseni
G. Anthony Busseni
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints G. Anthony Busseni and C. Douglas Carpenter, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all supplements and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ G. Anthony Busseni	President, Chief Executive Officer	February 6, 2009
G. Anthony Busseni	and Director (principal executive
officer of the Registrant)

/s/ C. Douglas Carpenter	Senior Vice President, Secretary and	February 6, 2009
C. Douglas Carpenter	(principal financial and accounting
officer)

/s/ Frank W. Sower, Jr.	Chairman of the Board and Director	February 6, 2009
Frank W. Sower, Jr.

/s/ J. Barry Banker	Director	February 6, 2009
J. Barry Banker

/s/ R. Terry Bennett	Director	February 6, 2009
R. Terry Bennett

/s/ Ben F. Brown	Director	February 6, 2009
Ben F. Brown

/s/ Lloyd C. Hillard, Jr.	Director	February 6, 2009
Lloyd C. Hillard, Jr.

	Director	February__, 2009
Dr. Donald J. Mullineaux

/s/ Robert Roach, Jr.	Director	February 6, 2009
Robert Roach, Jr.

/s/ Dr. Donald A. Saelinger	Director	February 6, 2009
Dr. Donald A. Saelinger

/s/ Marvin E. Strong, Jr.	Director	February 6, 2009
Marvin E. Strong, Jr.

/s/ Dr. John D. Sutterlin	Director	February 6, 2009
Dr. John D. Sutterlin

/s/ Shelley S. Sweeney	Director	February 6, 2009
Shelley S. Sweeney